UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
March 29, 2005

(Date of Earliest Event Reported: March 24, 2005)

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware		76-0568816
(State or other jurisdiction of	1-14365	(I.R.S. Employer
incorporation or organization)	(Commission File Number)	Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 8.01 Other Information
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Operating Statistics

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      On March 24, 2005, the Audit Committee of our Board of Directors concluded that previously issued financial statements for the fiscal years ended December 31, 2002 and 2003 should no longer be relied upon because of an error in those financial statements.

      During the completion of the financial statements for the year ended December 31, 2004, we identified an error in the manner in which we had originally adopted the provisions of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, in 2002. Upon adoption of these standards, we incorrectly adjusted the cost of investments in unconsolidated affiliates and the cumulative effect of change in accounting principle for the excess of our share of the affiliates fair value of the net assets over their original cost, which we believed was negative goodwill. The amount originally recorded as a cumulative effect of accounting change was $154 million and related to our investments in Citrus Corporation, Portland Natural Gas, several Australian investments and an investment in the Korea Independent Energy Corporation. We subsequently determined that the amounts we adjusted were not negative goodwill, but rather amounts that should have been allocated to the long-lived assets underlying our investments. As a result, we were required to restate our 2002 financial statements to reverse the amount we recorded as a cumulative effect of an accounting change on January 1, 2002. This adjustment also impacted a deferred tax adjustment and an unrealized loss we recorded on our Australian investments during 2002, requiring a further restatement of that year. The restatements also affected the investment, deferred tax liability and stockholders’ equity balances we reported as of December 31, 2002 and 2003.

      The Audit Committee of our Board of Directors and certain authorized officers have discussed the matters described above with PricewaterhouseCoopers LLP, our independent accountant.

Item 8.01 Other Information

     On March 28, 2005, we announced that we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and that we had restated certain prior period financial statements. Included in that Form 10-K was our assessment of internal control over financial reporting in which we reported that we did not maintain effective internal control over financial reporting as of December 31, 2004. A copy of our press release is attached as Exhibit 99.A.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
Number	Description
99.A	Press Release dated March 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ Jeffrey I. Beason

Jeffrey I. Beason
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: March 29, 2005

Exhibit Index

Exhibit
Number	Description
99.A	Press Release dated March 28, 2005.